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                                                                   EXHIBIT 10.24

                            SUB-SUBLEASE AGREEMENT

     This Sub-sublease Agreement ("Sub-sublease") is made effective as of the first day of August, 1999, (the "Effective Date") by and between E*TRADE Group, Inc., a Delaware corporation ("Sub-sublessor"), and Vicinity Corporation, a California corporation ("Sub-sublessee"). Sub-sublessor agrees to sub-sublease to Sub-sublessee, and Sub-sublessee agrees to sub-sublease from Sub-sublessor, those certain premises situated in the City of Palo Alto, County of Santa Clara, State of California, consisting of approximately 15,199 square feet of space known as 1133 San Antonio Road, more particularly set forth on Exhibit "A" hereto (the "Sublease Premises").

                                   ARTICLE 1

                     MASTER SUBLEASE AND OTHER AGREEMENTS

     1.1  Applicable Provisions. Except as specifically set forth herein, this
          ---------------------
Sub-sublease is subject and subordinate to all of the terms and conditions of the Sublease (the "Master Sublease") dated March 7, 1997, between Attachmate Corporation, a Washington Corporation ("Master Sublessor") and E*TRADE Group, Inc., a California Corporation ("Sublessee" and now "Sub-sublessor" under this Sub-sublease) and the Lease dated July 16, 1993 ("Master Lease") between Master Sublessor as successor in interest to Tenant and as the Tenant, and Lincoln-Whitehall Pacific, LLC, a Delaware limited liability company, as successor in interest to and as Landlord ("Master Landlord") as amended on May 13, 1994 and November 4, 1994. Sub-sublessee hereby assumes and agrees to perform the obligations of Sublessee under the Master Sublease and Master Lease as more particularly set forth hereafter. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Sublease. A copy of the Master Sublease is attached hereto as Exhibit "B" and a copy of the Master Lease as amended is attached hereto as Exhibit "C", and both are incorporated herein by this reference. Sub-sublessee shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Sublease or Master Lease. Sub-sublessee shall neither do nor permit anything to be done which would cause the Master Sublease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Sublessor under the Master Sublease, and Sub-sublessee shall indemnify and hold Sub-sublessor harmless from and against all liability, judgments, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys' fees and court costs) by reason of any failure on the part of Sub-sublessee to perform any of the obligations of Sublessee under the Master Sublease which Sub-sublessee has become obligated hereunder to perform. In the event of the termination of Sub-sublessor's interest as Sublessee under the Master Sublease for any reason other than for Sub-sublessor's breach, then this Sub-sublease shall terminate automatically upon such termination without any liability of Master Sublessor or Sub-sublessor to Sub-sublessee. Sub-sublessee represents and warrants to Sub-sublessor that it has read and is familiar with the Master Sublease and the Master Lease.

     1.2  Applicable Provisions. All of the terms and conditions contained in
          ---------------------
the Master Sublease as they may apply to the Sub-subleased Premises, except those directly contradicted by the terms and conditions contained in this document, and specifically except for Paragraphs 1, 4, 5(a), (c), (d), 6, 9, 10, 12, 13, 14, and 15 are incorporated herein and shall be terms and

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conditions of this Sub-sublease (with each reference therein to "Sublessor,"
"Sublessee," and "Sublease" to be deemed to refer to Sub-sublessor, Sub-sublessee, and Sub-sublease, respectively, as appropriate) and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sub-sublease.

     1.3  Obligations of Sub-sublessor. Notwithstanding anything herein
          ----------------------------
contained, the only services or rights to which Sub-sublessee is entitled hereunder are those to which Sub-sublessor is entitled under the Master Sublease, and for all such services and rights Sub-sublessee shall look solely to the Master Sublessor under the Master Sublease or where as set forth in the Sublease, to the Landlord under the Master Lease, and the obligations of Sub-sublessor hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Master Sublessor or Landlord of their obligations. Sub-sublessor shall have no liability to Sub-sublessee or any other person for damage of any nature whatsoever as a result of the failure of Master Sublessor or Landlord to perform said obligations except for Master Sublessor's termination of the Sub-sublessor's interest as Sublessee under the Master Sublease in the event of Sub-sublessor's breach of the Master Sublease, and Sub-sublessee shall indemnify and hold Sub-sublessor harmless from any and all claims and liability whatsoever for any such damage including, without limitation, all costs and attorneys' fees incurred in defending against same.

                                   ARTICLE 2

                                     TERM

     2.1  Term.  The term of this Sub-sublease shall commence on the earlier of
          ----
(i) August 1, 1999, or (ii) the date the Sub-sublessee takes possession of the Premises. This shall be referred to as the "Commencement Date." The term of this Sub-sublease shall end on June 30, 2000, unless sooner terminated pursuant to any provision of the Master Sublease or Master Lease (the "Expiration Date").

     2.2  Option to Extend.  Sub-sublessee shall have no option to extend this
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Sub-sublease.

     2.3  Sub-sublessor's Inability to Deliver Premises.  In the event Sub-
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sublessor is unable to deliver possession of the Subleased Premises on or before the August 1, 1999, Sub-sublessor shall not be liable for any damage caused thereby, nor shall this Sub-sublease be void or voidable, but Sub-sublessee shall not be liable for Rent until such time as Sub-sublessor offers to deliver possession of the Subleased Premises to Sub-sublessee, but the term hereof shall not be extended by such delay. If Sub-sublessee, with Sub-sublessor's consent, takes possession prior to commencement of the term, Sub-sublessee shall do so subject to all the covenants and conditions hereof and shall pay pro rated Base Rent for each day at the same rate as that prescribed for the first month of the term. In the event Sub-sublessor has been unable to deliver possession of the Subleased Premises within thirty (30) days after August 1, 1999, Sub-sublessee, at Sub-sublessee's sole option, may terminate this Sub-sublease.

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                                   ARTICLE 3

                                     RENT

     3.1  Rent.  Sub-sublessee shall pay to Sub-sublessor each month during the
          ----
term of this Sub-sublease, rent in the amount of Thirty Thousand Three Hundred Ninety Eight Dollars ($30,398.00), in advance, on Sub-sublease execution for the first month and on or before the first of each month thereafter ("Base Rent"). Rent for partial months at the commencement or termination of this Sub-sublease shall be prorated. Rent shall be paid to the Sub-sublessor at its business address noted herein, or at any other place Sub-sublessor may from time to time designate by written notice mailed or delivered to Sub-sublessee.

     3.2  Additional Rent.  Sub-sublessee shall be liable for and pay all
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additional rent or sums owed by Sub-sublessor under the Master Sublease. If Sub-
sublessee shall procure any additional services from Master Sublessor or Landlord, Sub-sublessee shall make such payment to Sub-sublessor or Master Sublessor or Landlord, as Sub-sublessor shall direct. Any rent or other sums payable by Sub-sublessee under this Section 3 shall constitute and be due as additional rent. Base Rent, and additional rent shall herein be referred to as "Rent".

     3.3  Late Charge.  Paragraph 26.2 of the Master Lease with Landlord being
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Subsublessor and Tenant being Sub-sublessee and Base Rent or monthly Base Rent meaning Rent, being incorporated herein as the late charge term in this Sub-sublease.

                                   ARTICLE 4

                               SECURITY DEPOSIT

     4.1  Security Deposit.  Upon execution hereof, Sub-sublessee shall deposit
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with Sub-sublessor the sum of Thirty Thousand Three Hundred Ninety Eight Dollars
($30,398.00) as and for a Security Deposit to secure Sub-sublessee's full and timely performance of all of its obligations hereunder. If Sub-sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sub-sublease, Subsublessor may (but shall not be obligated to) use, apply, or retain all or any portion of said deposit for payment of any sum for which Sub-sublessee is obligated or which will compensate Sub-sublessor for any loss or damage which Sub-sublessor may suffer thereby. Any such use, application, or retention shall not constitute a waiver by Sub-sublessor-of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of said deposit is so used, applied, or retained, Sub-sublessee shall, within 10 days after delivery of written demand from Sublessor, restore said deposit to its original amount. Sub-sublessee's failure to do so shall constitute a material breach of this Sub-sublease, and in such event Subsublessor may elect, among or in addition to other remedies, to terminate this Sub-sublease. Sub-sublessor shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sub-sublessor alone shall be entitled to any interest or earnings thereon and Sub-sublessor shall have the free use of same. If Sub-sublessee fully and faithfully performs all of its obligations hereunder, then so much of the deposit as remains shall be returned to Sub-sublessee (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration or sooner

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termination of the term hereof, or (ii) Sub-sublessee's surrender of possession of the Premises to Sub-sublessor.

                                   ARTICLE 5

                             CONDITION OF PREMISES

     5.1  Condition of the Premises.  Sub-sublessee acknowledges that as of the
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Commencement Date, the Sublease Premises, and every part thereof, are in good condition and without need of repair, and Sub-sublessee accepts the Sublease Premises "as is", Sub-sublessee having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Sublease Premises. Sub-sublessee accepts the Sublease Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Sublease Premises and any covenants or restrictions of record. Sub-sublessee acknowledges that Sub-sublessor has not made any representations or warranties as to the condition of the Sublease Premises or its present or future suitability for Sub-sublessee's purposes.

                                   ARTICLE 6

                            INSURANCE AND INDEMNITY

     6.1  Sublessee's Insurance.  With respect to the Tenant's insurance under
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the Master Lease, the same is to be provided by Sub-sublessee as described in the Master Lease, and such policies of insurance shall include as additional insureds Landlord, Master Sublessor, Sub-sublessor and any lender as required by the Master Lease except the amount of liability insurance required of Sub-sublessee shall be Three Million Dollars ($3,000,000.00) in the aggregate.

     6.2  Waiver of Subrogation.  With respect to the waiver of subrogation
          ---------------------
contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Landlord, Master Sublessor, Sub-sublessor and Sub-sublessee (and Landlord's and Master Sublessor's consent to this Sub-sublease shall be deemed to constitute their approval of this modification).

     6.3  Indemnity.  The indemnity and waiver given by Master Sublessor
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pursuant to paragraphs 12.1 and 12.2 of the Master Lease are hereby given by
Sub-sublessee to Subsublessor as if Tenant means Sub-sublessee and Landlord means Sub-sublessor.

                                   ARTICLE 7

                    USE OF PREMISES; PARKING; IMPROVEMENTS

     7.1  Use of Premises.  Sub-sublessee shall use the Subleased Premises only
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for those purposes permitted in the Master Sublease.

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     7.2  Parking.  Sub-sublessee will have the non-exclusive right to its pro
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rata share of parking granted in the Master Lease.

     7.3  Alterations; Improvements.  Sub-sublessee shall not make any
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alterations, improvements, or modifications to the Subleased Premises without the express prior written consent of Sub-sublessor, Master Sublessor and of Master Lessor, which consent by Subsublessor shall be at its sole discretion. On termination of this Sub-sublease, Sub-sublessee shall remove any or all of such improvements and restore the Subleased Premises (or any part thereof) to the same condition as of the Commencement Date of this Sub-sublease, reasonable wear and tear excepted or as otherwise instructed in writing by either Subsublessor, Master Sublessor or Master Lessor. Should Sub-sublessee fail to remove such improvements and restore the Subleased Premises on termination of this Sub-sublease unless instruction otherwise in writing as set forth above, Sub-sublessor shall have the right to do so, and charge Sub-sublessee therefor.

                                   ARTICLE 8

                     ASSIGNMENT, SUBLETTING & ENCUMBRANCE

     8.1  Consent Required.  Sub-sublessee shall not assign this Sub-sublease or
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any interest therein nor shall Sub-sublessee sublet, license, encumber or permit the Sublease Premises or any part thereof to be used or occupied by others, without Sub-sublessor's, Master Sublessor's and Landlord's prior written consent per the terms of the Master Sublease and Master Lease. The consent by Sub-sublessor, Master Sublessor and Landlord to any assignment or subletting shall not waive the need for Sub-sublessee (and Sub-sublessee's assignee or subtenant) to obtain the consent of Sub-sublessor, Master Sublessor and Landlord to any different or further assignment or subletting. All conditions and standards set forth in the Master Sublease and Master Lease regarding assignments and subletting shall apply, and to the extent there is any bonus rents, (Rent paid by such Assignee or Sub-sub-sublessee in excess of Rent paid by Sub-sublessee hereunder) the bonus rent shall first be split per the Master Sublease and Master Lease and any bonus rent to go to Sub-sublessee shall be split 50/50 with Sub-sublessor to be paid to Sub-sublessor within five (5) days of receipt by Sub-sublessee.

     8.2  No Release of Sub-sublessee.  Regardless of Sub-sublessor's consent,
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no subletting or assignment shall release Sub-sublessee of Sub-sublessee's obligation or alter the primary liability of Sub-sublessee to pay the Rent and to perform all other obligations to be performed by Sub-sublessee hereunder. The acceptance of Rent by Sub-sublessor from any other person shall not be deemed to be a waiver by Sub-sublessor of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Sub-sublessee, in the performance of any of the terms hereof, Sub-sublessor may proceed directly against Sub-sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.

                                   ARTICLE 9

                                    DEFAULT

     9.1  Default Described.  The occurrence of any of the following shall
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constitute a material breach of this Sub-sublease and a default by Sub-
sublessee: (i) failure to pay Rent or

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any other amount within three (3) days after becoming due; (ii) all other occurrences set forth in the Master Lease Article 16; or (iii) Sub-sublessee's failure to perform timely any other provision of this Sub-sublease, the Master Sublease or the Master Lease as incorporated herein.

     9.2  Sub-sublessor's Remedies.  Sub-sublessor shall have the remedies set
          ------------------------
forth in the Master Lease with Sub-sublessor being Landlord. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

     9.3  All Sums Due and Payable as Rent.  Sub-sublessee shall pay without
          --------------------------------
notice, or where notice is required under this Sub-sublease, immediately upon demand without any abatement, deduction, or setoff, Rent, and, in case of any nonpayment thereof, Sub-sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sub-sublease or by law in the case of nonpayment of rent.

     9.4  Sub-sublessor Default.  For purposes of this Sub-sublease, Sub-
          ---------------------
sublessor shall not be deemed in default hereunder unless and until Sub-sublessee shall first deliver to Sub-sublessor thirty (30) days' prior written notice, and Sub-sublessor shall fail to cure said default within said thirty
(30) day period, or in the event Sub-sublessor shall reasonably require in excess of thirty (30) days to cure said default, shall fail to commence said cure with said thirty (30) day period, and thereafter diligently to prosecute the same to completion.

     9.5  Notice of Event of Default under Master Sublease.  Sub-sublessor shall
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notify Sub-sublessee of any Event of Default under the Master Sublease, or of any other event of which Sub-sublessor has actual knowledge which will impair Sub-sublessee's ability to conduct its normal business at the Sub-subleased Premises, as soon as reasonably practicable following Sub-sublessor's receipt of notice from Master Sublessor or Landlord of an Event of Default or Sub-sublessor's actual knowledge of such impairment.

                                  ARTICLE 10

                 CONSENT OF MASTER SUBLESSOR AND MASTER LESSOR

     10.1 Precondition.  The Master Lease and Master Sublease require that
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Subsublessor obtain the consent of Landlord and Master Sublessor to any subletting by Sub-sublessor. This Sub-sublease shall not be effective unless Master Sublessor and Landlord sign a consent to this subletting satisfactory to Sub-sublessor and Sub-sublessee.

                                  ARTICLE 11

                                 MISCELLANEOUS

     11.1 Conflict with Master Sublease; Interpretation. In the event of any
          ---------------------------------------------
conflict between the provisions of the Master Sublease and Master Lease and this Sub-sublease, the Master Lease and Master Sublease shall govern and control except to the extent directly contradicted by the terms of this Sub-sublease. No presumption shall apply in the interpretation or construction of this Sub-sublease as a result of Sub-sublessor having drafted the whole or any part hereof.

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     11.2  Remedies Cumulative.  The rights, privileges, elections, and remedies
           -------------------
of Subsublessor in this Sub-sublease, at law, and in equity are cumulative and not alternative.

     11.3  Waiver of Redemption.  Sub-sublessee hereby expressly waives any and
           --------------------
all rights of redemption to which it may be entitled by or under any present or future laws in the event Sub-sublessor shall obtain a judgment for possession of the Sublease Premises.

     11.4  Holding Over.  Any holding over by Sub-sublessee after expiration of
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this Sub-sublease shall be deemed a tenancy from month-to-month at a monthly rate of 200% of the Rent and other amounts due for the last month of the Sub-sublease term and shall otherwise be on the same terms and conditions set forth herein. Said monthly rent shall be due and payable monthly in advance on the first day of the month and otherwise as provided for in Article 3 hereof and Sub-sublessor reserves all rights to seek immediate possession for such holdover as allowed at law except the parties hereto agree that the Rent for such holdover shall be as set forth herein.

                                  ARTICLE 12

                             BROKER'S COMMISSIONS

     12.1  Commission.  Sub-sublessor and Sub-sublessee represent and warrant to
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each other that each has dealt with the following brokers The Staubach Company
(Sub-sublessor's Broker) and Colliers Parrish International (Sub-sublessee's Broker) and with no other agent, finder, or other such person with respect to this Sub-sublease and each agrees to indemnify and hold the other harmless from any claim asserted against the other by any broker, agent, finder, or other such person not identified above as Sub-sublessor's Broker or Sub-sublessee's Broker. Sub-sublessor agrees to pay real estate commission to The Staubach Company pursuant to a separate listing agreement to apply to the Sublease term. The fee will be split 50/50 between Colliers Parrish International and The Staubach Company.

                                  ARTICLE 13

                             NOTICES AND PAYMENTS

     13.1  Certified Mail.  Any notice, demand, request, consent, approval,
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submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses:

     Sub-sublessor at:

     E*TRADE Group, Inc.
     Attn: Corporate Facilities
     4500 Bohannon Drive
     Menlo Park, CA 94025

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     Sub-sublessee at the Sublease Premises, whether or not Sub-sublessee has abandoned or vacated the Sublease Premises or notified the Sub-sublessor of any other address.

                                  ARTICLE 14

                                ATTORNEYS'FEES

     14.1  Sub-sublessor Made Party to Litigation.  If Sub-sublessor becomes a
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party to any litigation brought by someone other than Sub-sublessee and concerning this Sub-sublease, the Premises, or Sub-sublessee's use of occupancy of the Premises, based upon any real or alleged act or omission of Sub-sublessee or its authorized representatives, Sub-sublessee shall be liable to Sub-sublessor for reasonable attorneys' fees and court costs incurred by Sub-sublessor in the litigation. If Sub-sublessee becomes a party to any litigation brought by someone other than Sub-sublessor and concerning this Sub-sublease, the Premises, or Sub-sublessor's continuing liability with respect to the Premises, based upon any real or alleged act or omission of Sub-sublessor or its authorized representatives, Subsublessor shall be liable to Sub-sublessee for reasonable attorneys' fees and court costs incurred by Sub-sublessee in the litigation if Sub-sublessor is found to be liable to the Plaintiff.

     14.2  Certain Litigation Between the Parties.  In the event any action or
           --------------------------------------
proceeding at law or in equity or any arbitration proceeding be instituted by either Sub-sublessor or Sub-sublessee for damages or possession of the Premises or both, for an alleged breach of any obligation of the other party under this Sub-sublease, to recover rent, to terminate the tenancy of Sub-sublessee at the Sublease Premises, or to enforce, protect, or establish any other right or remedy of such party, the prevailing party (by judgment or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys' fees, expert witness fees, and court costs as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Sub-sublessor or Sub-sublessee in such action or proceeding.

                                  ARTICLE 15

                           EXHIBITS AND COUNTERPARTS

     15.1  Exhibits and Attachments.  All exhibits and attachments to this Sub-
           ------------------------
sublease are a part hereof.

     15.2  Counterparts.  This Agreement may be signed in counterparts, each of
           ------------
which shall be an original, and all of which constitute one and the same agreement.

     IN WITNESS WHEREOF, Sub-sublessor and Sub-sublessee have executed and delivered this Sub-sublease on the date first set forth above.

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SUB-SUBLESSOR                                SUBLESSEE

E*TRADE Group, Inc.,                         Vicinity Corporation.
a Delaware corporation                       a California corporation

By:_____________________________        By:_____________________________

Its:____________________________        Its:____________________________

By:_____________________________        By:_____________________________

Its:____________________________        Its:____________________________

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